                                                                       ITEM 10.1

                              CONSULTING AGREEMENT


            THIS CONSULTING AGREEMENT, made and entered into this 19th day of April, 1996 by and between JACKIE R. SEE, M.D., hereinafter referred to as "CONSULTANT" and HARVARD SCIENTIFIC CORP., a Nevada corporation, hereinafter referred to as "HARVARD."

            The parties agree as follows:

         1. TERM OF AGREEMENT. The consulting relationship between HARVARD and CONSULTANT shall commence APRIL 1, 1996 (the "Commencement Date"), and shall continue until MARCH 30, 1999 unless terminated earlier as provided in Section 5 hereof.

         2. DUTIES OF CONSULTANT. Consultant shall render services as requested by Harvard and shall hold the office of CHIEF SCIENTIFIC OFFICER. The time devoted by Consultant shall be as needed to fulfill his duties. Consultant shall be free to engage in other forms of employment or provide services to other persons or firms so long as such employment does not interfere with Consultant's duties to Harvard or such persons or firms do not compete with Harvard.

         3. TIME AND EFFORTS. Consultant will at all times be faithfully and industriously and to the best of his ability, experience and talents perform all duties that may be required under this Agreement. Such duties shall be rendered primarily at the office of Harvard, although Consultant may be required to travel at the sole expense of Harvard to such places as


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may be required to conduct business on behalf of Harvard. However, such travel must be at reasonable times and shall be required in such a way as to not impose a burden upon Consultant.

         4. COMPENSATION. In full payment for Consultant's services, Employer shall pay to Consultant compensation determined in accordance with the terms below.

            4.1 SALARY. Consultant shall receive a salary of $12,500 per month to be reviewed by the Board of Directors on a quarterly basis. Harvard agrees to increase said salary to a level more in conformity with industry standards as soon as economically feasible for the company in view of the performance of Consultant and the earnings of Harvard.

            4.2 PERCENTAGE OF FEES BASED ON GROSS PROCEEDS. In addition to the monthly salary described in Section 4.1 above, the Consultant shall be entitled to 5% of the gross proceeds and/or 2% of net sales of the HARVARD. Payment hereunder shall be made to Consultant within five (5) days after the beginning of each calendar month subject to adjustment within thirty (30) days after the end of each calendar year.

            4.3 EXPENSES. Harvard shall reimburse Consultant for all reasonable and necessary business expenses incurred by Consultant in the discharge of his duties.

            4.4 AIR TRAVEL. When Consultant travels on business for Harvard, he shall travel on the same basis as Harvard's most favorably treated employee or director.


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            4.5   MEMBER OF BOARD OF DIRECTORS.  Consultant shall serve on
Harvard's Board of Directors during the initial term of this contract, or until the shareholders of Harvard elect a new Board of Directors.

            4.6 CONTROL OF MANUFACTURING. Consultant, as inventor of the erectile dysfunction product, shall be assigned the duty of supervising the manufacturing process to insure the integrity of the product. Consultant shall be allowed to choose the manufacturer as well as all components of the process and shall be consulted regarding the marketing strategy to be employed in the sale of the product.

         5. TERMINATION.

            5.1 This Consulting Agreement may be terminated at any time by Consultant with or without cause. Harvard has no right to terminate this Consulting Agreement except upon the breach hereof by Consultant. Without limitation of the foregoing, Consultant shall not be required to mitigate his damages in the event Harvard shall terminate this Consulting Agreement, and earnings or other compensation received by the Consultant from third parties during the unexpired term of this agreement shall not be offset against or reduce any amounts payable for Harvard hereunder. If, at any time, Consultant breaches material obligation under this Consulting Agreement, Harvard shall give written notice to Consultant and may terminate this agreement if such breach is not promptly cured. Such termination is effective upon the date set forth in such notice.

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Upon termination, all of Harvard and Consultant's confidential information and solicitation shall survive the termination, breach or expiration of this Consulting Agreement for a period of ten (10) years.

            5.2 Upon lawful termination in accordance with this Consulting Agreement, Harvard shall only be liable to Consultant for the salary and percentage of gross sales fully earned and paid under paragraph 4 above, as of the termination date.

         6. TRADE SECRETS AND PROPRIETARY INFORMATION OF HARVARD.

            6.1 Consultant will have access to, will acquire and become acquainted with various trade secrets, confidential and proprietary information, relating to Harvard's business, including but not limited to: client, consultant, employee, supplier and distributor lists, contacts, addresses, information about employees and employee relations, training manuals and procedures, recruitment methods and procedures, employment and client contracts, contracts with suppliers of goods and services, employee handbooks, information about clients and suppliers, price lists, costs and expenses, documents, ledgers, proposals, financial information, inventions, protocols, patterns, processes, computer programs, manufacturing, recruitment and distribution techniques, specifications, tapes and compilations of information, all of which are owned by Harvard or clients of Harvard and which are used in the operation of Harvard's or clients' business. Consultant shall hold in the strictest confidence and shall not (other than as specifically allowed in writing by Harvard) disclose or use any trade secret or confidential information of Harvard, directly or indirectly, or use them in any way, either during the term of the Consultant's engagement, or at any time thereafter, except as required by Harvard, in the course of Harvard's engagement. Consultant understands that the term

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trade secret or confidential information means all information concerning
Harvard, clients of Harvard, or any parent, subsidiary or affiliate of Harvard or a client, any supplier, or any client (including, but not limited to, information regarding the peculiarities, preferences and manner of doing business) that is not generally known to the public. All items referred to in this paragraph and similar items relating to business of Harvard or client, whether prepared by Consultant or otherwise, shall remain the exclusive property of Harvard or client and shall not be removed otherwise, shall remain the exclusive property of Harvard or client, and shall not be removed from Harvard's or client's premises without prior written consent of Harvard. Consultant also agrees that the remedy at law for breach of this paragraph is inadequate and the Harvard, in addition to any other remedy, can seek appropriate injunctive relief from an appropriate court or arbitrator, at its election, without bond, including mandatory injunction.

            6.2 LETTER PATENT. Consultant will, at any time during his engagement or thereafter, upon request and without further compensation therefore, but at no expense to him, do unlawful acts, including the execution of paper and oaths and the giving of testimony, that in the opinion of Harvard, may be necessary or


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desirable for obtaining, sustaining, reusing or enforcing Letters Patent in the
United States and throughout the world for said inventions, and for perfecting, recording or maintaining the title of Harvard, its successors and assigns, to said Inventions and to any patent applications made and any Letters Patent granted for said inventions in the United States and throughout the world.

            6.3 RECORDS, OBLIGATION TO KEEP. Consultant will keep complete, accurate and authentic accounts, notes, data and records of any and all kinds of said inventions in the manner and form requested by Harvard. Such accounts, notes, data and records, including all copies thereof, shall be the property of Harvard and upon its request, Consultant will promptly surrender the same to it, or if not previously surrendered, will promptly surrender the same to Harvard at the conclusion of his engagement.

            6.4 RECORDS PROPERTY OF EMPLOYER. Consultant agrees that all accounts, notes, data, sketches, drawings and other documents and records, and all material and physical items of any kind, including all reproductions and copies thereof, which relate in any way to the business, products, practices or techniques of Harvard or contain confidential information, made by Consultant or that come into his possession by reason of his engagement are the property of Harvard at the conclusion of this Consulting Agreement.

         7. DISPUTE RESOLUTION PROCEDURE. Any controversy or claim, including, but not limited to tort and contract claims, arising out of, or relating to Consultant's engagement, the termination of


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Consultant's employment, commissions, the terms and conditions of this
Consulting Agreement, or the coverage of this dispute resolution procedure shall be resolved by binding arbitration in accordance with the Commercial Rules them obtaining of the American Arbitration Association Judgment upon the arbitrator's award may be entered by any court of competent jurisdiction and may include reasonable attorneys fees in the discretion of the arbitrator.

         8. INJUNCTIVE RELIEF. The services of Consultant, as well as the trade secrets and the proprietary and confidential information of Harvard are of a special, unique, unusual and extraordinary nature, which gives them a peculiar value, the loss of which cannot reasonably or adequately be compensated for in damages in an action at law. The breach by either party of any provision of this Consulting Agreement would cause the other party irreparable injury and damage, the measure of which could not be adequately measured at law. Accordingly, each party shall be entitled, as a matter of right, to injunctive and other equitable relief to prevent the violation of any provision of this Consulting Agreement by the other. Each party hereby consents to the granting of such injunctive or other equitable relief provided notice is given hereunder. The exercise by either party of its rights hereunder shall not constitute a waiver by such party of any other rights which it may have to damages or otherwise.

         9. CONSENT TO JURISDICTION. All legal proceedings in connection with this Consulting Agreement shall be undertaken


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before an arbitrator pursuant to paragraph 7, except that claims for injunctive or other equitable relief, or extraordinary writs may be brought in a proper court in the State of Nevada, County of Washoe. Election by any party to this Agreement to seek such relief in court shall not constitute a waiver of arbitration pursuant to paragraph 7, but shall be used to preserve the status quo pending arbitration. Both parties consent to the jurisdiction of any arbitrator or court, state or federal, in the State of Nevada, provided notice is given as provided in paragraph 10 below, of the commencement of such action.


        10. NOTICE. Any notices hereunder shall be in writing and shall be effective upon personal delivery or five days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows or to such other addresses as may be specified in the same manner:

         If to Consultant to:

                 Jackie R. See, M.D.
                 2519 Emerald Avenue.
                 Las Vegas, NV 89120

         If to Harvard to:

                 Harvard Scientific Corp.
                 1061 East Flamingo, Suite 18
                 Las Vegas, NV 89119

        11. ATTORNEY'S FEES. In the event that any of the parties must resort to legal action in order to enforce the provisions of this Consulting Agreement or to defend such suit, the prevailing party shall be entitled to receive reimbursement from the non-prevailing party for all reasonable attorney's fees and all other

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costs incurred in commencing or defending such suit.

        12. SEVERABILITY. If any term or provision of this Consulting
Agreement is or are held to be invalid or unenforceable, the remaining portions of this Consulting Agreement shall continue to valid and will be by law, and the invalid or unenforceable term shall be deemed amended and limited in accordance with the intent of the parties as determined the face of the Consulting Agreement, to the extent necessary to permit the maximum enforceability of the term of provision.

        13. ENTIRE AGREEMENT. This Consulting Agreement embodies the entire understanding between the parties with respect to the subject between them, and no party shall be bound by any definitions, conditions, or warranties, or representations other than as expressly stated in this Consulting Agreement or as subsequently set forth in a writing signed by the duly authorized representatives of all the parties hereto, or the party whose rights are affected. This agreement may only be changed or modified and any provisions hereof may only be changed or modified and any provisions hereof may only be waived in or by a writing signed by the party against whom enforcement of any waiver, change or modifications sought. This agreement may be amended only in writing by mutual consent of the parties.

        14. Confidentiality. The existence of this Consulting Agreement and its terms are confidential and shall not be disclosed by Consultant or Harvard except as may be required by law or to enforce the provisions hereof.



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         IN WITNESS WHEREOF, the parties hereto have caused this Consulting
Agreement to be executed the day and year first above written.

                                               CONSULTANT


                                               By: /s/ JACKIE R. SEE
                                                  -----------------------------
                                                  Jackie R. See, M.D.



                                               HARVARD SCIENTIFIC CORP.


                                               By: /s/ TOM HICKS
                                                  -----------------------------
                                                  Tom Hicks, President
                                                  (Hereunto duly authorized)


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
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made by and between HARVARD SCIENTIFIC CORP., a Nevada Corporation, referred to as ("Employer") and JACKIE
R. SEE, M.D. referred to herein as ("Employee").

         The parties agree as follows:

         1. Term of Agreement. The consulting relationship between Employer and Employee shall commence APRIL 1, 1996 ("the Commencement Date"); and shall continue until MARCH 30, 1999 unless terminated earlier as provided in Section 5 hereof.

         2. Duties of Employee. Employee shall render services as requested by Employer and shall hold the office of CHIEF SCIENTIFIC OFFICER. The time devoted by Employee to his duties shall be as needed to fulfill his duties. Employee shall be free to engage in other forms of employment or provide services to other persons or firms so as long as such employment does not interfere with Employee's duties to Employer or such persons or firms do not compete with Employer.

         3. Time and Efforts. Employee will at all times be faithfully and industriously and to the best of his ability, experience and talents perform all duties that may be required under this Agreement. Such duties shall be rendered primarily at the office of Employer in Las Vegas, Nevada, although Employee may be required to travel at the sole expense of Employer to such places as may be required to conduct business on behalf of Employer. However, such travel must be at reasonable times and shall be required in such a way as to not impose a burden upon Employee.

         4. Compensation. In full payment for Employee's services, Employer shall pay to Employee compensation determined in accordance with the terms below.

               4.1 Salary. Employee shall receive a salary of $12,500 per month to be reviewed by the Board of Directors on a quarterly basis. Employer agrees to increase said salary to a level more in conformity with industry standards as soon as economically feasible for the company in view of the performance of employee and the earnings of Employer.

               4.2 Percentage Fees Based on Net Sales. In addition to the monthly salary described in Section 4.1 above, the Employee shall be entitled to 2 PERCENT of the net sales of the Harvard Scientific Corp. Payment hereunder shall be made to Employee within 5 days after the beginning of each calendar month subject to adjustment within 30 days after the end of each calendar year.

               4.3 Expenses. Employer shall reimburse Employee for all reasonable and necessary business expenses incurred by Employee in the discharge of his duties.

               4.4 Air Travel. When Employee travels on business for Employer, he shall travel on the same basis as employer's most favorably treated employee or Director.

               4.5 Board of Director Membership. Employee shall serve on Employer's Board of Directors during the initial term of this contract or until the shareholders of Employer elect a new Board of Directors.

               4.6 Control of Manufacturing. Employee, as inventor of the erectile dysfunction product, shall be assigned the duty of supervising the manufacturing process to insure the integrity of the product. Employee shall be allowed to choose the manufacturer as well as all components of the process and shall be consulted regarding the marketing strategy to be employed in the sale of the product.

         5. Termination.

               5.1 This Agreement may be terminated at any time by employee with or without cause. Employer has no right to terminate this Agreement except upon the breach hereof by Employee without limitation of the foregoing. Employee shall not be required to mitigate his damages in the event Employer shall terminate this Agreement, and earnings or other compensation received by the Employee from third parties during the unexpired term of this Agreement shall not be offset against or reduce any amounts payable for Employer hereunder. If, at any time, Employee breaches material obligation under this agreement, Employer shall give written notice to Employee and may terminate this Agreement if such breach is not promptly cured. Such termination is effective upon the date set forth in such notice. Upon termination, all of Employer and Employee's confidential information and solicitation shall survive the termination, breach or expiration of this Agreement for a period of ten
(10) years.

               5.2 Upon lawful termination in accordance with this Agreement, Employer shall only be liable to employer for the salary and percentage of gross sales fully earned and paid under paragraph 4 above, as of the termination date.

         6. Trade Secrets and Proprietary Information of Employer.

               6.1 Employee will have access to, will acquire and become acquainted with various trade secrets, confidential and proprietary information, relating to Employer's business, including but not limited to: client, consultant, employee, supplier, and distributor lists, contacts, addresses, information about employees and employee relations, training manuals and procedures, recruitment methods and procedures, employment and client contracts, contracts with suppliers of goods and services, employee handbooks, information about clients and suppliers, price lists, costs and expenses, documents, budgets, proposals, financial information, inventions, protocols, patterns, processes, computer programs, manufacturing, recruitment and distribution techniques, specifications, tapes and compilations of information, all of which are owned by Employer or clients of Employer and which are used in the operation of Employer's or clients business. Employee shall hold in the strictest confidence and shall not (other than as specifically allowed in writing by Employer) disclose or use any trade secret or confidential information of Employer, directly or indirectly, or use them in any way, either during the term of the Employee's engagement, or at any time thereafter, except as required by Employer, in the course of Employee's engagement. Employee understands that the term "trade secret" or "confidential information" means all information concerning Employer, clients of Employer, or any parent, subsidiary or affiliate of Employer or a client, any supplier, or any client (including, but not limited to, information regarding the peculiarities, preferences and manner of doing business) that is not generally known to the public. All items referred to in this paragraph and similar items relating to business of employer or client, whether prepared by Employee or otherwise, shall remain the exclusive property of Employer or client and shall not be removed otherwise, shall remain the exclusive property of Employer or client and shall not be removed from employer's or client's premises without prior written consent of Employer. Employee also agrees that the remedy at law for breach of this paragraph is inadequate and the Employer, in addition to any other remedy, can seek appropriate injunctive relief from an appropriate court or arbitrator, at its election, without bond, including mandatory injunction.

               6.2 Letter Patent. Employee will, at any time during his engagement or thereafter, upon request and without further compensation therefore, but at no expense to him, do unlawful acts, including the execution of paper and oaths and the giving of testimony, that in the opinion of employer, may be necessary or desirable for obtaining, sustaining, reusing or enforcing Letters Patent in the United States and throughout the world for said Inventions, and for perfecting, recording or maintaining the title of Employer, its successors and assigns, to said Inventions and to any patent applications made and any Letters Patent granted for said Inventions in the United States and throughout the world.

               6.3 Records, Obligation to Keep. Employee will keep complete, accurate and authentic accounts, notes, data and records of any and all of said inventions in the manner and form requested by Employer. Such accounts, notes, data and records, including all copies thereof, shall be the property of employer and upon its request, employee will promptly surrender the same to it, or if not previously surrendered, will promptly surrender the same to Employer at the conclusion of his engagement.

               6.4 Records Property of Employer. Employee agrees that all accounts, notes, data, sketches, drawings and other documents and records, and all material and physical items of any kind, including all reproductions and copies thereof, which relate in any way to the business, products, practices or techniques of Employer or contain confidential information, made by Employee or that come into his possession by reason of his engagement are the property of employer at the conclusion of this agreement.

         7. Dispute Resolution Procedure. Any controversy or claim, including, but not limited to tort and contract claims, arising out of, or relating to Employee's engagement, the termination of Employer's employment, commissions, the terms and conditions of this Agreement, or the coverage of this dispute resolution procedure shall be resolved by binding arbitration in accordance with the Commercial Rules them obtaining of the American Arbitration Association Judgment upon the arbitrator's award may be entered by any court of competent jurisdiction and may include reasonable attorneys fees in the discretion of the arbitrator.

         8. Injunctive Relief. The services of Employee, as well as the trade secrets and the proprietary and confidential information of Employer are of a special, unique, unusual and extraordinary nature, which gives them a peculiar value, the loss of which cannot reasonably or adequately be compensated for in damages in an action at law. The breach by either party of any provision of this Agreement would cause the other party irreparable injury and damage, the measure of which could not be adequately measured at law. Accordingly, each party shall be entitled, as a matter of right, to injunctive and other equitable relief to prevent the violation of any provision of this Agreement by the other. Each party hereby consents to the granting of such injunctive or other equitable relief provided notice is given hereunder. The exercise by either party of its rights hereunder shall not constitute a waiver by such party of any other rights which it may have to damages or otherwise.

         9. Consent to Jurisdiction. All legal proceedings in connection with this Agreement shall be undertaken before an arbitrator pursuant to paragraph 7, except that claims for injunctive or other equitable relief, or extraordinary writs may be brought in a proper court in the State of Nevada, County of Clark. No party's election to seek such relief in court shall not constitute a waiver of arbitration pursuant to paragraph 7, but shall be used to preserve the status quo pending arbitration. Both parties consent to the jurisdiction of any arbitrator or court, state or federal, in the State of Nevada, provided notice is given as provided in paragraph 10 below, of the commencement of such action.

        10. Notice. Any notices hereunder shall be in writing and shall be effective upon personal delivery or five days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows or to such other addresses as may be specified in the same manner:

         If to Employee:      JACKIE R. SEE, M.D.
                              2519 Emerald Avenue.
                              Las Vegas, NV 89120

         If to Employer:      HARVARD SCIENTIFIC CORP.
                              1061 East Flamingo, Suite 18
                              Las Vegas, NV 89119

        11. Attorney's Fees. In the event that any of the parties must resort to legal action in order to enforce the provisions of this Agreement or to defend such suit, the prevailing party shall be entitled to receive reimbursement from the non-prevailing party for all reasonable attorney's fees and all other cost incurred in commencing or defending such suit.

        12. Severability. If any term or provision of this Agreement is or are held to be invalid or unenforceable, the remaining portions of this Agreement shall continue to valid and will be by law, and the invalid or unenforceable term shall be deemed amended and limited in accordance with the intent of the parties as determined the face of the Agreement, to the extent necessary to permit the maximum enforceability of the term of provision.

        13. Entire Agreement. This Agreement embodies the entire understanding between them, and no party shall be bound by any definitions, conditions, or warranties, or representations other than as expressly stated in this Agreement or as subsequently set forth in a writing signed by the duly authorized representatives of all the parties hereto, or the party whose rights are affected. This Agreement may only be changed or modified and any provisions hereof may only be changed or modified and any provisions hereof may only be waived in or by a writing signed by the party against whom enforcement of any waiver, change or modifications sought. This Agreement may be amended only in writing by mutual consent of the parties.

        14. Confidentiality. The existence of this Agreement and its terms are confidential and shall not be disclosed by Employee or employer except as may be required by law or to enforce the provisions hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

DATE OF THIS AGREEMENT: April 19, 1996
                       --------------------

                                                  HARVARD SCIENTIFIC CORP.


                                                  By: /s/ NEAL ARMSTRONG, CEO
                                                     ---------------------------
                                                     Name & Title


                                                                 -and-


                                                     /s/ JACKIE R. SEE
                                                     ---------------------------
                                                     Jackie R. See